Exhibit 3(ii)

BYLAWS
OF
THE MONARCH CEMENT COMPANY

OFFICES

            1.  Registered Office and Registered Agent.  The location of the registered office and the name of the registered agent of the corporation in the State of Kansas shall be as stated in the charter or as shall be determined from time to time by the board of directors and on file in the appropriate public offices of the State of Kansas pursuant to applicable provisions of law.

            2.  Corporate Offices.  The corporation may have such other corporate offices and places of business anywhere within or without the State of Kansas as the board of directors may from time to time designate or the business of the corporation may require.

SEAL

            3.  Corporate Seal.  The corporate seal of the corporation shall consist of two concentric circles between which shall be the name of the corporation and in the center shall be inscribed "Incorporated Kansas".  Said seal may be altered at pleasure and may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise used.

STOCKHOLDERS' MEETINGS

             4.  Place of Meetings.  All meetings of the stockholders shall be held at the offices of the corporation in the City of Humboldt, State of Kansas, or at such other place either within or without the State of Kansas as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            5.  Annual Meeting.  An annual meeting of the stockholders of the corporation shall be held on the second Wednesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 2:00 p.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors to succeed those whose terms expire by a plurality vote to serve until the next annual meeting of the stockholders and until their successors are elected and qualified, or until their earlier resignation or removal, and shall transact such other business as may properly be brought before the meeting.  At the annual meeting the stockholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

             Nomination of persons for election to the board of directors of the corporation at an annual meeting of the stockholders may be made by or at the direction of the board of directors or may be made at an annual meeting of stockholders by any stockholder of the corporation entitled to vote for the election of directors at the meeting subject to compliance with the notice procedures set forth in this paragraph.  Such nomination, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation.  To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered and received not earlier than the 150th day before such annual meeting and not later than the close of business on the later of the 120th day before such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.  Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and, if known, residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, and (iii) the number of shares of stock of the corporation which are owned of record and beneficially by the proposed nominee and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are owned by the stockholder.  The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation.  No person shall be eligible for election as a director of the corporation at a meeting of the stockholders unless such person has been nominated in accordance with the procedures set forth herein.  If the facts warrant, the chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentence and the defective nomination shall be disregarded.  Nothing in this paragraph shall be construed to affect any requirements for proxy statements of the corporation under Regulation 14A of the Exchange Act.

            6.  Special Meetings.  Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prescribed by statute or by the charter, and may be called by the chairman of the board, by the president, by the elected vice president, by the secretary, by the board of directors, or by the holders of, or by any officer or stockholder upon the written request of the holders of, not less than twenty per cent (20%) of the outstanding stock entitled to vote at such meeting, and shall be called by any officer directed to do so by the board of directors or requested to do so in writing by a majority of the board of directors.  Any such written request shall state the purpose or purposes of the proposed meeting.

            The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

            7.  Voting.  At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period.  Unless otherwise provided by the charter, at each such meeting, each share of Capital Stock registered in the stockholder's name on the books of the corporation shall entitle the holder thereof to one vote on all matters submitted to the stockholders, and each share of Class B Capital Stock will entitle the holder thereof to ten votes on all such matters.  All actions submitted to a vote of stockholders will be voted upon by holders of Capital Stock and Class B Capital Stock voting together except that the holders of Capital Stock and Class B Capital Stock will vote separately as classes with respect to amendments to the Articles of Incorporation that alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely, and with respect to such other matters as may require class votes under the applicable law of the State of Kansas.  At all meetings of stockholders the voting may be otherwise than by ballot, including the election of directors, except that, unless otherwise provided by the charter, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot.

            A stockholder holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and a stockholder whose stock is pledged shall be entitled to vote unless, in the transfer by the pledgor on the books of the corporation, he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

            8.  Quorum.  The holders of a majority of the outstanding shares of stock entitled to vote there at, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the charter, or by these bylaws.  Every decision of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the charter or by these bylaws.

            If the holders of a majority of the outstanding shares of stock entitled to vote not be present at a meeting of stockholders, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy.  At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned.  If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            9.  Stock Ledger.  The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under section 10 of these bylaws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

           10.  Stockholders' Lists.  The officer, who has charge of the stock ledger, shall, if requested in writing by any stockholder at least twenty (20) days prior to any meeting of stockholders or if ordered to do so by the board of directors, prepare and make, at least ten (10) days before such meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

           11.  Notice.  Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than fifty (50) days prior to the meeting.  If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the stockholder at his address as it appears on the records of the corporation.

           12.  Consent of Stockholders in Lieu of Meeting.  To the extent, if any, and in the manner permitted by statute and unless otherwise provided in the charter, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

BOARD OF DIRECTORS

           13.  Directors ‑ Power of the Board.  The business and affairs of this corporation shall be managed by a board of eleven directors.  Each director must be the holder of record of at least one share of capital stock.  In addition to the powers and authorities by these bylaws and the charter expressly conferred upon the board of directors, the board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the charter or by these bylaws directed or required to be exercised or done by the stockholders.

           14.  Classes and Terms of Office.  The board of directors shall be divided into three classes, Class I consisting of three directors, Class II consisting of four directors and Class III consisting of four directors.  The term of office of the directors of Class I will expire at the annual meeting of the stockholders in 1984; the term of office of the directors of Class II will expire one year thereafter; the term of office of the directors of Class III will expire two years thereafter.  At each annual meeting of stockholders held after this classification and election, directors shall be chosen for a full three‑year term, to succeed those whose terms expire.  Each director so elected shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal.  Any increase or decrease in the number of directors shall be apportioned by the board of directors among the classes so as to make all classes as nearly equal in number as possible.  No decrease in the number of directors shall shorten the term of any incumbent director.  Directors of the corporation may be removed only for cause.

           Each director, upon his election, shall qualify by accepting the office of director by executing and filing with the corporation a written acceptance of his election which shall be placed in the minute book.

           15.  Vacancies and Newly‑Created Directorships.  Vacancies and newly‑created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, unless it is otherwise provided in the charter or these bylaws.  A director who is chosen in the manner provided in these bylaws to fill a vacancy on the board or to fill a newly‑created directorship resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

           16.  Meetings of the Newly Elected Board ‑ Notice.  The first meeting of the members of each newly elected board of directors shall be held (i) at such time and place either within or without the State of Kansas as shall be suggested or provided by resolution of the stockholders at the meeting at which such newly elected board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in section 19 of these bylaws with respect to the giving of notice for special meetings of the board except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

           17.  Regular Meetings.  Regular meetings of the board of directors may be held without notice at such times and places either within or without the State of Kansas as shall from time to time be fixed by resolution adopted by the full board of directors.  Any business may be transacted at a regular meeting.

           18.  Special Meetings.  Special meetings of the board of directors may be called at any time by the chairman of the board, the president, the elected vice president or the secretary, or by any two (2) or more of the directors.  The place may be within or without the State of Kansas as designated in the notice.

           19.  Notice of Special Meetings.  Written or printed notice of each special meeting of the board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, or delivered to him personally, at least two (2) days before the day on which the meeting is to be held.  If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business.  If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company.  The notice may be given by any officer having authority to call the meeting.  "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.  Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all directors shall be present.

           20.  Meetings by Conference Telephone or Similar Communications Equipment.  Unless otherwise restricted by the charter or these bylaws, members of the board of directors of the corporation, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant hereto shall constitute presence in person at such meeting.

           21.  Quorum.  Unless otherwise required by law, the charter or these bylaws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the charter or these bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.

           If at least two (2) directors or one third (1/3) of the whole board of directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

           22.  Standing or Temporary Committees.  The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of two (2) or more directors of the corporation.  The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the board of directors with respect to amending the charter, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution, these bylaws or the charter expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock.

           Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.  All committees so appointed shall, unless otherwise provided by the board of directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the board of directors at its next meeting.  The secretary or an assistant secretary of the corporation may act as secretary of the committee if the committee so requests.

           23.  Compensation.  The board of directors shall not receive any stated salary or compensation for their services as such, but unless otherwise restricted by the charter, may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the board of directors and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving his regular compensation therefore.  Members of special or standing committees may be allowed similar compensation for attending committee meetings.

           24.  Resignations.  Any director may resign at any time upon written notice to the corporation.  Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the corporation if no time is specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

           25.  Indemnification of Directors and Officers.
           (a)  General.  In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other paragraphs of this paragraph 25, the corporation shall indemnify and advance expenses to each person who is or was a director or officer of the corporation and each person who is or has been a director or officer of the corporation and is or was serving at the request of the corporation as a director, officer, employee or agent of any Other Enterprise (as such term is defined herein) to the full extent permitted or authorized by the laws of the State of Kansas as in effect on the date of the adoption of this paragraph 25 and as may hereafter be amended.

           (b)  Indemnification in Actions by Third Parties.  The corporation shall indemnify each person who is or has been a director or officer of the corporation and who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such other entity, an "Other Enterprise") against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other litigation expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was approved by the board of directors of the corporation.  The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding that such person had reasonable cause to believe that such person's conduct was unlawful.

           (c)  Indemnification in Derivative Actions.  The corporation shall indemnify each person who is or has been an officer or director of the corporation and who has been or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any Other Enterprise against amounts paid in settlement of actions or suits which the board of directors has determined are frivolous or not in the best interests of the corporation, incurred by such person in connection with the defense or settlement of such action or suit and against all expenses (including attorneys' fees) actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification under this subparagraph (c) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the court in which the action or suit is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnification.

           (d)  Determination of Right to Indemnification.  Prior to indemnifying a person pursuant to the provisions of subparagraphs (b) and (c) of this paragraph 25, unless ordered by a court, the corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under subparagraphs (b) or (c) of this paragraph 25.  Any determination that a person shall or shall not be indemnified under the provisions of subparagraphs (b) and (c) of this paragraph 25 shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the stockholders, and such determination shall be final and binding upon the corporation; provided, however, that to the extent permitted by law, in the event that such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the corporation to determine whether or not such person or persons has met the requisite standard of conduct and is entitled to such indemnification hereunder.  If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons shall be reimbursed by the corporation for all fees and expenses (including attorneys' fees) incurred in connection with any such action.

           (e)  Advancement of Expenses.  To the extent permitted or authorized by the laws of the State of Kansas, expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation.  In no event shall any advance be made in instances where the board, the stockholders or independent legal counsel reasonably determines that such person would not be entitled to indemnification hereunder.

           (f)  Non‑Exclusivity.  The indemnification and advancement of expenses provided by this paragraph 25 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, under the charter, bylaws, agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons.  The indemnification and advancement of expenses provided by, or granted pursuant to, this paragraph 25 shall continue as to a person who has ceased to be a director or officer of the corporation and as to a person who is or has been a director or officer of the corporation and has ceased serving at the request of the corporation as a director, officer, employee or agent of any Other Enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

           (g)  Vesting of Rights.  The rights granted by this paragraph 25 shall be vested in each person entitled to indemnification hereunder as a bargained‑for, contractual condition of such person's acceptance of his election or appointment as a director or officer of the corporation and while this paragraph 25 may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this paragraph 25 with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

           (h)  Definitions.  For purposes of this paragraph 25, references to:

(1)  "The corporation" shall include, if and only if the board of directors shall determine, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or has been a director or officer of such constituent corporation and is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or Other Enterprise, shall stand in the same position under the provisions of this paragraph 25 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(2)  "Other Enterprises" or "Other Enterprise" shall include employee benefit plans;

(3)  "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(4)  "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross claim or a counterclaim;

(5)  "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and

      As referred to in this paragraph 25, a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."  For the purpose of this paragraph 25, unless the board of directors of the corporation shall determine otherwise, any director or officer of the corporation who shall serve as an officer, director, employee or agent of any Other Enterprise of which the corporation, directly or indirectly, is a stockholder or creditor, or in which the corporation is in any way interested, shall be presumed to be serving as such director, officer, employee or agent at the request of the corporation.  In all other instances where a person who is or has been a director or officer of the corporation shall serve as a director, officer, employee or agent of an Other Enterprise, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the corporation, the board of directors of the corporation shall determine whether such person is or was serving at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the corporation and the person seeking indemnification.

           (i)  Severability.  If any provision of this paragraph 25 or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this paragraph 25 and the application of such provision to other persons or circumstances shall not be affected thereby and to the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability.  Without limiting the generality of the foregoing, if any person who is or was an officer or director of the corporation or any such person who is or was serving at the request of the corporation as a director, officer, employee or agent of any Other Enterprise, is entitled under any provision of this paragraph 25 to indemnification by the corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), but not, however, for all of the total amount thereof, the corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

           26.  Action Without a Meeting.  Unless otherwise restricted by the charter or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

OFFICERS

           27.(a)  Elected Officers ‑ Who Shall Constitute.  The board of directors at each annual meeting thereof shall elect the elected officers of the corporation who may be the chairman of the board, vice chairman of the board, president, vice president (herein referred to as the "elected vice president"), executive vice president, secretary and treasurer.  The chairman of the board, vice chairman of the board, president, elected vice president, executive vice president, secretary and treasurer shall be elected from among the members of the board of directors.  Any one individual may hold two offices at the same time.

           An elected officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board; but the board may also require his written acceptance and promise faithfully to discharge the duties of such office.

           (b)  Elected and Appointed Officers ‑ Term of Office.  Each elected or appointed officer of the corporation shall hold his office at the pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation or removal by the board, whichever first occurs.  In any event, each officer of the corporation who is not reelected or reappointed at the annual election of officers by the board next succeeding his election or appointment shall be deemed to have been removed by the board, unless the board provides otherwise at the time of his election or appointment.

           (c)  Other Agents.  The board from time to time may also appoint such other agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such period as the board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the board or by an officer empowered by the board to make such determinations.

           28.  Appointed Officers and Agents.  The board of directors may from time to time appoint such vice presidents (herein referred to as "appointed vice presidents"), assistant vice presidents, assistant secretaries, assistant treasurers and other agents and attorneys as may be deemed necessary, who may exercise such powers, possess such authorities, and perform such duties as shall be determined by the board of directors.  The board, by resolution adopted by majority of the board, may place any such appointed officer or agent under the jurisdiction of an elected officer and delegate to such elected officer the authority to determine the powers and duties of such appointed officer and agent under his jurisdiction.

           29.  Bond.  The board of directors may require in its discretion any of the officers to furnish a bond.  Any bond issued by other than a corporate surety shall be renewed at least every three years.

           30.  The Chairman of the Board and the Vice Chairman of the Board.  If a chairman of the board be elected, he shall preside at all meetings of the directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws.  The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president, as it may from time to time determine, and, to the extent permissible by law, the board may designate the chairman of the board as the chief executive officer of the corporation with all of the powers otherwise conferred upon the president of the corporation under paragraph 31 of these bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation's business and affairs between the chairman of the board and the president.

           If a vice chairman of the board be elected, he shall (i) in the absence, disability or inability to act of the chairman of the board, perform the duties and exercise the powers of the chairman, (ii) perform such duties of the chairman of the board as the chairman may from time to time delegate, and (iii) perform such other duties as the board of directors shall from time to time prescribe.

           31.  The President.  Unless the board otherwise provides, the president shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the board.  The president shall preside at all meetings of the stockholders and, in the absence of the chairman of the board and the vice chairman of the board, shall preside at all meetings of the board of directors.

           The president may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the corporation.

           Unless the board otherwise provides, the president, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any securities held by this corporation.

           He shall, unless the board otherwise provides, be ex officio a member of all standing committees.

           He shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the Executive Committee.

           32.  The Elected Vice President, the Executive Vice President, and the Appointed Vice Presidents.  There shall be one elected vice president and one executive vice president as provided in section 27 (a) of these bylaws, and as many appointed vice presidents as the board of directors may from time to time appoint, as provided in section 28 of these bylaws.  The elected vice president shall, in the absence, disability or inability to act of the president, perform the duties and exercise the powers of the president (except the powers of the president with respect to salaries and compensation of elected officers) and shall perform such other duties as the board of directors shall from time to time prescribe.  The executive vice president, in the absence, disability or inability of the elected vice president to act, shall perform the duties and exercise the powers of the elected vice president and such other duties as the board of directors, the chairman of the board or the president may from time to time prescribe.

           33.  Secretary and Assistant Secretaries.  The secretary shall attend all sessions of the board and all meetings of the stockholders (unless the stockholders at any meeting choose a different person to act as secretary of the meeting), shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the corporation.  He shall perform similar duties for the executive and other standing committees when requested by the board or any such committee.

           The secretary shall give or cause to be given notice of all meetings of the stockholders and of the board of directors, except as otherwise provided in these bylaws.

           The secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in Kansas, or elsewhere, are so maintained.

           The secretary shall keep in safe custody the seal of the corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, he shall attest the seal by his signature.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

           The secretary shall have the general duties, responsibilities and authorities of a secretary of a corporation and shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

           In the absence of the secretary or in the event of his disability, or inability or refusal to act, the assistant secretaries, in the order established by the board, may perform the duties and exercise the powers of the secretary until the board otherwise provides.  Assistant secretaries shall perform such other duties as the board of directors may from time to time prescribe.

           34.  The Treasurer and Assistant Treasurers.  The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation.  He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board.

           He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

           He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

           He shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.

           If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

           In the absence of the treasurer or in the event of his disability, or inability or refusal to act, the assistant treasurers, in the order established by the board, may perform the duties and exercise the powers of the treasurer until the board otherwise provides.  Assistant treasurers shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

           35.  Duties of Officers May be Delegated.  If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs.

           36.  Removal.  Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

           37.  Salaries and Compensation.  Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, may, unless prohibited by law, be delegated by the board to the chairman of the board or the president, or may be delegated to a committee.  Salaries and compensation of all appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or such other officer or officers as may be empowered by the board of directors to do so.

           38.  Delegation of Authority to Hire, Discharge and Designate Duties.  The board from time to time may delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

STOCK

           39.  Certificates for Shares of Stock.  Certificates for shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the chairman of the board or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, certifying the number, class and character of shares owned by him.  To the extent permitted by statute, any of or all the signatures on such certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the corporation.

           40.  Transfers of Stock.  Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation.  Until and unless the board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter, until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

           41.  Registered Stockholders.  Only registered stockholders shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Kansas.

           42.  Lost Certificates.  The board of directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed.  When authorizing such issue of a replacement certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or with respect to the issuance of such new certificate or certificates.

           43.  Regulations.  The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the corporation, not inconsistent with the laws of Kansas, the charter of the corporation and these bylaws.

           44.  Fixing Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

DIVIDENDS AND FINANCE

           45.  Dividends.  Dividends upon the outstanding shares of stock of the corporation, subject to the provisions of the charter and of any applicable law and of these bylaws, may be declared by the board of directors at any meeting.  Subject to such provisions, dividends may be paid in cash, in property, or in shares of stock of the corporation.

           46.  Creation of Reserves.  The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or may abolish any such reserve in the manner in which it was created.

           47.  Fixing of Capital, Transfers of Surplus.  Except as may be specifically otherwise provided in the charter, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

    (i)     the determination of what part of the consideration
            received for shares of the corporation shall be capital;
    (ii)    increasing capital;
    (iii)   transferring surplus to capital;
    (iv)   allocating capital to shares of a particular class of stock;
    (v)    the consideration to be received by the corporation for its shares; and
    (vi)   all similar or related matters;

 provided that any concurrent action or consent by or of the corporation and its stockholders required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

           48.  Depositories.  The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or other depositories as the board of directors shall designate, and shall be drawn out only by the treasurer of the corporation or other persons designated by resolution adopted by the board of directors, except that the board of directors may delegate said powers in the manner hereinafter provided in this bylaw 48.  The board of directors may by resolution authorize an officer or officers of the corporation to designate any bank or banks or other depositories in which moneys of the corporation may be deposited, and to designate the persons who may withdraw funds from any particular account or accounts of the corporation, whether created by direct designation of the board of directors or by an authorized officer or officers as aforesaid.

           49.  Fiscal Year.  The board of directors shall have power to fix and from time to time change the fiscal year of the corporation.  In the absence of action by the board of directors, the fiscal year of the corporation shall be the twelve month period ending December 31 each year.

           50.  Directors' Annual Statement.  The board of directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

BOOKS AND RECORDS

            51.  Books, Accounts and Records.  The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Kansas, may be kept outside of the State of Kansas, at such place or places as the board of directors may from time to time determine.  The board of directors shall determine whether, to what extent and the conditions upon which the books, accounts and records of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any book, account or record of the corporation, except as conferred by law or by resolution of the stockholders or directors.

MISCELLANEOUS

           52.  Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes of Kansas, or of the charter or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need by specified in any written waiver of notice unless so required by the charter or these bylaws.

           53.  Contracts.  The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

           54.  Amendment of Bylaws.  The board of directors is expressly authorized to adopt, amend or repeal bylaws of the corporation from time to time by the affirmative vote of directors constituting a majority of the whole board; provided, however, that the stockholders at an annual or special meeting (but not by written consent in lieu of a meeting) may also adopt, amend or repeal bylaws of the corporation from time to time by the affirmative vote of the holders of at least two‑thirds of the outstanding shares of all classes of stock of the corporation normally entitled to vote in the election of directors, voting as one class.  Any adoption, amendment or repeal of a bylaw by the stockholders may from time to time thereafter be changed by the affirmative vote of directors constituting a majority of the whole board unless the stockholders shall have provided otherwise in adopting, amending or repealing such bylaw.

 CERTIFICATE

         The undersigned assistant secretary of The Monarch Cement Company, a Kansas corporation, hereby certifies that the foregoing bylaws of said corporation have been duly adopted by the board of directors in accordance with K.S.A. Sec. 17‑6009 and with the provisions of the original bylaws.

Dated:  April 12, 2006

 /s/ Debra P. Roe
Debra P. Roe, Assistant Secretary